EXHIBIT 23.3



                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.:

We consent to the use of our report incorporated by reference into this Registration Statement and to the reference to our firm under the heading "Experts" in the prospectuses.

                                           /s/ KPMG Peat Marwick LLP



New York, New York
July 3, 1996